UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported) April 30, 2004

Matrix Service Company

(Exact name of registrant as specified in its charter)

0-18716

(Commission File Number)

Delaware	73-1352174
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10701 East Ute Street Tulsa, Oklahoma	74116
(Address of principal executive offices)	(Zip Code)

(918) 838-8822

(Registrant’s telephone number, including area code)

Item 5. Other Events.

This Form 8-K is being filed to satisfy NASDAQ listing requirements that Matrix Service Company “publish” its Code of Business Conduct and Ethics prior to May 4, 2004. A copy of the Code of Business Conduct and Ethics is attached as Exhibit 99.1 and can also be accessed through the Company’s corporate website at www.matrixservice.com.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Matrix Service Company Code of Business Conduct and Ethics

The information in this Current Report on Form 8-K, and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 30, 2004	By:	/s/ Michael J. Hall
Michael J. Hall
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Matrix Service Company Code of Business Conduct and Ethics